Exhibit 10.4


[Translation from Dutch]

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LEASE FOR OFFICE SPACE
and other business premises subject to Article 7A:1624 of the Dutch Civil Code
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according  to the model drawn up by the Raad voor  Onroerende  Zaken (Dutch Real
Property Council) in 1994. Reference may be made to this model only if the inserted, added or divergent text is clearly recognisable as such. Any additions and divergences should preferably be included under the heading `Special Conditions'. The Council disclaims any and all liability for any adverse consequences arising from the use of the text of the model.

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The undersigned:

Mr. Endstra, having his registered address at (1077 AN) Amsterdam, Apollolaan 109, born in Amsterdam at 12 January 1953, handling in the function of the company with limited liability Neglinge B.V., registered in the Trade Register of Amsterdam under number 33272052 hereinafter referred to as "the Lessor",

And

Playlogic Game Factory B.V. represented by Playlogic International N.V. with her president Sloterhof Investments N.V. which is registered in the Trade Register of Curacao under number 87611 and represented by director Mr. W.M. Smit hereinafter to be called the `Lessee',



HEREBY AGREE AS FOLLOWS:

Leased Property, designated use and use

1.1 This Lease relates to the business premises of circa 1600 m2, hereinafter to be called the `Leased Property', locally known as Hambroeklaan 1, 4822 ZZ, Breda, ground floor and further indicated in the drawing and/or description of the Leased Property that forms or form part of this Lease, attached to this Lease and certified by the parties.

1.2 The Leased Property may be used exclusively as office accommodation and presentation accommodation.

1.3 Without the Lessor's prior permission, the Lessee may not put the Leased Property to any use other than that described in Article 1.2.

1.4 The highest permissible load on the floor or floors of the Leased Property is 400 kg/m2.

Conditions

2.1 The General Conditions for the Lease of Office Space and Other Business Premises not Subject to Article 7A:1624 of the Dutch Civil Code, filed with the Registrar's Office of the District Court of The Hague on 29 February 1996, and registered there under number 34/1996, hereinafter to be called the `General Conditions', form an integral part of this Lease. The parties are familiar with those General Conditions, of which the Lessee has a received a copy.

2.2 The General Conditions referred to in Article 2.1 will apply unless otherwise expressly stated in this Lease or unless they cannot be applied to the Leased Property.

Term, extension and notice

3.1 This Lease has been concluded for a period of 10 (ten) years, commencing on 1 October 2003 and ending on 1 October 2013.

3.2 At the end of the period specified in Article 3.1, this Lease will be extended for a contiguous period of 5 years, therefore until 1 October 2018. This Lease will subsequently be continued for contiguous periods of 1x5 year.

3.3 Termination of this Lease will take place by giving notice effective from the end of a lease period, with due observance of a notice period of at least one year.

3.4 Termination of this Lease may be effected only by bailiff's writ or by registered letter.

3.5  Premature   termination  of  this  Lease  is  possible  under  one  of  the circumstances referred to in Article 7 of the General Conditions.

Payment obligation, payment period

4.1  The Lessor will be required to make the following payments: o the rent;

     o payment for additional supplies and services plus the turnover tax payable thereon;

     o the turnover tax payable on the rent or a corresponding amount in accordance with and with due observance of Article 15.2 and 15.3 of the General Conditions, if the parties have opted for rent subject to turnover tax;

4.2 The annual rent amounts to (euro) 208.000,- excl. VAT. In words two hundred eight thousand euro to increase with an redemption of (euro) 30.000,- per year at the total investment of (euro) 300.000,-.

4.3 Yearly the rent will be adjusted at 1 October, the rent will be adjusted for the first time on 1 October 2004, and so on in accordance with Article
     4.1 to 4.2 of the General Conditions.

4.4 The payment for additional supplies and services will be determined in accordance with Article 12 of the General Conditions. A system of advance payments with settlement in arrears will be applied to that payment, in the manner provided for in the aforesaid Article.

4.5 The payments to be made by the Lessee to the Lessor will be due as a lump sum in advance, in successive terms of payment as referred to in Article 4.6, and must have been made in full before or on the first day of the period to which the payments relate.

4.6 For each term of payment of 3 (three) calendar months, the following amounts will be payable for:

          o    the rent:

                (euro)               52.000,00

          o the advance payment for additional supplies and services provided by or on behalf of the Lessor

                (euro)                3.000,00

          o    redemption loan

                (euro)                7.500,00
                                 ______________
                total amount:
                (euro)               62.500,00

       in words: sixty two thousand five hundred euros

       These amounts are exclusive of turnover tax.

4.7 In view of the date of commencement of this Lease, the first payment period relates to the period from 1 October to 31 December and the amount payable for this period is (euro) 62.5000,00 exclusive of turnover tax. The Lessee will pay that amount including any turnover tax due on that amount before or on 1 October 2002.

Turnover tax

5.1 All amounts mentioned in this Lease are exclusive of turnover tax. The Lessee will owe turnover tax on the payment for additional supplies and services. In the event of lease subject to turnover tax, this also applies to the rent. The turnover tax will be charged by the Lessor and must be paid together with the rent and the payment for additional supplies and services, or the advance payment therefor.

5.2  The parties agree that the Lessor will charge turnover tax on the rent.

5.3 If it has been agreed that turnover tax will be charged on the rent, the Lessee hereby irrevocably authorised the Lessor and his successor or successors in title to submit, also on his behalf, an application within the meaning of Article 11(1)(b)(5o) of the Wet op de omzetbelasting 1968 (Turnover Tax Act 1968) (opting for taxed rent). If so requested, the Lessee will co-sign that application and return it to the Lessor within fourteen (14) days after receiving it from the Lessor for that purpose.

Supplies and services

6.1 After the advance payment for additional supplies and services the parties hereby agree on the following additional supplies and services to be provided by or on behalf of the Lessor:

     o    Turnover Tax, user part

     o    Usage of gas

     o    Usage of water

     o    Buma rights

     o    Cleaning costs for the communal areas and windows

     o    Disposal transport

     o    Security

     o    Link to emergency room

o        Fire maintenance system

     o    Water payments

     o    Costs for all needed service contracts

     o    Maintenance fire extinguish equipment

     o    Maintenance costs garden

6.2 Lessee will take care of links to electricity facilities. When this is realised the part `usage of electricity' will not be applicable anymore.

Bank guarantee

7. The amount of the bank guarantee referred to in Article 8.1 of the General Conditions is not applicable.

Terminating conditions

8. Parties agree that this contract can be effected only when the floor is free of rent and usage and will be delivered by the exploiter of the fitness centre.


Drawn up and signed in two original copies.

Place:   Amsterdam                  date: 23 April 03        place: Amsterdam
date: 23 April 03





(the Lessor)
(the Lessee)
Mr. Endstra
Mr. W.M. Smit



     Appendices:

     o    the General Conditions;

     o    a drawing of the Leased Property;